SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

     ________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2003

PEGASUS COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-32383	23-3070336

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Pegasus Communications Management Company, 225 City Line Avenue,
Suite 200, Bala Cynwyd, Pennsylvania 19004

(Address of Principal Executive Offices)     (Zip Code)

Registrant’s telephone number, including area code: 888-438-7488

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

     On October 22, 2003, the lenders under the Pegasus Media & Communications, Inc. credit facility gave their consent to enter into a fourth amendment and restatement of the credit agreement by and among PM&C, a subsidiary of Pegasus Communications Corporation, the lenders, Bank of America Securities LLC, as sole lead arranger, Deutsche Bank Trust Company Americas, in its capacity as the resigning agent, and Bank of America, N.A., as administrative agent for the lenders. The fourth amendment and restatement created a new $300 million term loan tranche under the credit facility. The maturity date for the loans made under the new tranche is July 31, 2006. Proceeds from the loans made under the new tranche were used to prepay amounts outstanding under PM&C’s existing revolving credit and term loan facilities that were scheduled to mature in 2004 and 2005 and for working capital and general corporate purposes. The fourth amendment also terminated the revolving credit commitments. The terms of the fourth amendment and restatement of the PM&C credit agreement are described in more detail in the document included as Exhibit 10.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

10.1	Fourth Amendment and Restatement of Credit Agreement dated as of October 22, 2003 by and among Pegasus Media & Communications, Inc., the several lenders from time to time parties thereto, Banc of America Securities LLC, as sole lead arranger, Deutsche Bank Trust Company Americas, as resigning agent, and Bank of America, N.A., as administrative agent for the Lenders. (Schedules have been omitted but will be provided upon request to the Securities and Exchange Commission.)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEGASUS COMMUNICATIONS CORPORATION

By: Scott A. Blank

Scott A. Blank,
Senior Vice President

October 30, 2003

3

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment and Restatement of Credit Agreement dated as of October 22, 2003 by and among Pegasus Media & Communications, Inc., the several lenders from time to time parties thereto, Banc of America Securities LLC, as sole lead arranger, Deutsche Bank Trust Company Americas, as resigning agent, and Bank of America, N.A., as administrative agent for the Lenders. (Schedules have been omitted but will be provided upon request to the Securities and Exchange Commission.)